Calculation of Filing Fee Tables
S-3
Stereotaxis, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock underlying Series A Convertible Preferred Stock	Other	52,722,177		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Equity	Common Stock issued upon exercise of certain warrants	Other	36,146,154		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Stock underlying Series A Convertible Preferred Stock	Other	20,000,000	$ 1.62	$ 32,400,000.00	0.0001381	$ 4,474.44
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 32,400,000.00		$ 4,474.44
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,474.44
Offering Note
[1]	This registration statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding shares of our Common Stock. Consists of (i) up to 32,436,977 shares of Common Stock that may be issued upon conversion of 20,983 shares of our remaining issued and outstanding Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock"), originally issued in September 2016 and (ii) up to 20,285,200 additional shares of Common Stock that may become issuable upon conversion of our issued and outstanding Series A Preferred Stock as a result of the dividend accrual feature, in each case held by the selling stockholders named in this registration statement. The aggregate number of shares of Common Stock shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction. No registration fee is payable in connection with (i) the aggregate of 42,744,516 shares of Common Stock previously registered under the registration statement Form S-1 (File No. 333-214255), which was initially declared effective on November 15, 2016, as amended by Post-Effective Amendments filed on March 30, 2018 and May 30, 2018, which was declared effective on May 31, 2018 (collectively, the "2016 Registration Statement") and (ii) the aggregate of 9,977,661 shares of Common Stock previously registered under the registration statement Form S-3 (File No. 333-272101), which was initially declared effective on June 6, 2023, which was declared effective on May 31, 2018 (the "2023 Registration Statement"), which are included in this registration statement because such shares of Common Stock are being carried forward from the 2016 Registration Statement and the 2023 Registration Statement pursuant to Rule 429 under the Securities Act.

[2]	This registration statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding shares of our Common Stock. Consists of 36,146,154 shares of Common Stock that were issued upon exercise of certain SPA Warrants (as defined in this registration statement) issued in connection with our Series A Preferred Stock held by the selling stockholders named in this registration statement. The aggregate number of shares of Common Stock shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction. No registration fee is payable in connection with the aggregate of 36,146,154 shares of Common Stock previously registered under the 2016 Registration Statement and the 2023 Registration Statement which are included in this registration statement because such shares of Common Stock are being carried forward from the 2016 Registration Statement and the 2023 Registration Statement pursuant to Rule 429 under the Securities Act.

[3]	This registration statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding shares of our Common Stock. Consists of additional shares of common stock which may become issuable upon conversion of 20,983 shares of our remaining issued and outstanding Series A Preferred Stock, with each share of Series A Convertible Preferred Stock having a stated value of $1,000 per share and an initial conversion price into shares of common stock of $0.65 per share. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices of the Registrant's common stock as reported on the NYSE American on July 14, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date